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                                                                 EXHIBIT 10(gg)
                                    AMENDMENT TO
                           EMPLOYEE STOCK OPTION AGREEMENT

     This Amendment to the Employee Stock Option Agreement (the "Amendment")
is entered  into on this   26th   day of January, 1998, and effective as of
the 12th day of June, 1995, by and between Computerized Thermal Imaging, Inc., a Nevada corporation (the "Company"), and Richard V. Secord
("Employee").

                                 W I T N E S S E T H:

     WHEREAS, the Company and Employee entered into an Employment Agreement dated June 12, 1995 wherein Employee was hired to serve as an executive of the Company under the terms and conditions of such agreement; and

     WHEREAS, the Company and Employee are parties to that Employee Stock Option Agreement effective June 12, 1995 (the "Stock Option Agreement") which was originally executed in conjunction with the Employment Agreement and provides for the granting of an Option to purchase 2,000,000 shares of common stock of the Company as additional incentive compensation to Employee; and

     WHEREAS, the Stock Option Agreement incorporates by reference the terms of that certain "1995 Stock Option Plan" (the "1995 Plan") which was adopted by the Board of Directors, but subject to the further approval of the stockholders of the Company prior to June 1, 1996; and

     WHEREAS, the 1995 Plan was not submitted to the stockholders for approval prior to June 1, 1996 and was formally terminated on September 18, 1997 by the Board of Directors; and

     WHEREAS, the parties desire to reaffirm the granting of the Option and to independently ratify and incorporate, to the extent applicable, the terms of the 1995 Plan as part of the Stock Option Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and consideration herein provided, the sufficiency of which is hereby acknowledged, the parties agree to amend the terms of the Stock Option Agreement as follows:

     1. SCOPE. The Company and Employee hereby agree to amend the terms of the Stock Option Agreement in accordance with the terms of this Amendment. This Amendment shall be read together with the Stock Option Agreement as one agreement and the parties hereby reaffirm the provisions of the Stock Option Agreement to the extent that the terms of this Amendment do not supersede or conflict with the terms of the Stock Option Agreement. All terms not defined in this Amendment shall have the meanings given to them in the Stock Option Agreement.

     2. RATIFICATION AND INCORPORATION. In consideration of the fact that the 1995 Plan was not formally ratified by the stockholders of the Company prior to the expiration of twelve (12) months from the date of its adoption by the Board of Directors and, as such, never became effective as a plan qualifying for incentive stock option treatment under section 422 of the Internal Revenue Code, the parties deem it prudent to acknowledge, confirm, ratify and incorporate, for all purposes, the terms and conditions of 1995 Plan as contractual provisions forming an integral part of the Stock Option Agreement. Any provisions of the 1995 Plan, including Section 2, which reference stockholder ratification of the 1995 Plan within twelve (12) months from June 1, 1995 as a condition precedent to the effectiveness of the 1995 Plan are limited in scope and effect to the issue of determining whether the Options granted thereunder will qualify for incentive stock option treatment accorded under section 422 of the Internal Revenue Code, and shall have no effect whatsoever on the validity of the terms of the 1995 Plan or the Options granted pursuant or in reference to the 1995 Plan. The terms of the 1995 Plan shall be incorporated, on a basis independent from the deemed validity, invalidity, or expiration of the 1995 Plan, as original contract terms of the Stock Option Agreement, effective as of the effective date of the Stock Option Agreement.

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     3.   MULTIPLE COUNTERPARTS.  This Amendment may be executed in one or more counterparts, each of which shall be treated and deemed an original, but all of which together shall constitute one and the same document. Facsimile signatures shall be effective in all respects.

     WHEREAS, the undersigned parties hereby agree to the terms and conditions provided for in this Amendment, and have executed this Amendment as of the first date written above.

                                   COMPANY:

                                   COMPUTERIZED THERMAL IMAGING, INC.


                                   By: /s/ David B. Johnston
                                      --------------------------------
                                   Name: David B. Johnston
                                         -----------------------------
                                   Title:   Chief Executive Officer
                                          ----------------------------


                                   EMPLOYEE:


                                    /s/ Richard V. Secord
                                   ----------------------------------
                                    Richard V. Secord

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